UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2025

Li-Cycle Holdings Corp.

(Exact Name of Registrant as Specified in Its Charter)

Province of Ontario, Canada	001-40733	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

207 Queens Quay West, Suite 590, Toronto, ON M5J IA7, Canada

(Address of principal executive offices, including zip code)

(877) 542-9253

(Registrant’s telephone number, including area code)

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, without par value	LICY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On January 24, 2025, Li-Cycle Holdings Corp. (the “Company”) issued a press release providing its perspectives on the “Unleashing American Energy” Executive Order that was signed by U.S. President Donald Trump on January 20, 2025. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K (the “Report”) and is incorporated by reference herein.

The information under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended or the Exchange Act.

Item 8.01	Other Events.

On January 20, 2025, U.S. President Donald Trump signed the “Unleashing American Energy” Executive Order (the “Executive Order”), which, among other things, immediately paused the disbursement of funds appropriated through the Inflation Reduction Act of 2022 or the Infrastructure Investment and Jobs Act by all federal agencies, including the U.S. Department of Energy (the “DOE”). The Company has reviewed the Executive Order and intends to continue to work closely with the DOE with respect to the loan facility of up to $475 million (the “DOE Loan Facility”) provided to the Company through the DOE Loan Programs Office’s Advanced Technology Vehicles Manufacturing Program.

Risk Factors Update

The Company is updating and supplementing the risk factors contained in its previous filings with the Securities and Exchange Commission (the “SEC”) as set forth below. Unless otherwise indicated, references to “we,” “us,” “our” or “Li-Cycle” in this Report mean the Company and its subsidiaries.

A decline in the adoption rate of electric vehicles (“EVs”), or a decline in the support by governments for “green” energy technologies, could adversely affect the demand for Li-Cycle’s recycling services and products, and materially harm Li-Cycle’s financial results and ability to grow its business.

The demand for Li-Cycle’s recycling services and products is driven in part by projected increases in the demand for EVs (including automobiles, e-bikes, scooters, buses and trucks). A decline in the adoption rate of EVs or a decline in the support by governments for “green” energy technologies could reduce the demand for Li-Cycle’s recycling services and products, which could materially harm Li-Cycle’s financial results and ability to grow its business. A decline in volume under existing contracts or an inability to source new supplier relationships could also have a material adverse effect on Li-Cycle’s results of operations and cash flow.

In addition, incentives set by federal or state governments, as well as other government commitments and initiatives, may expire on a particular date, end when the allocated funding is exhausted, or may be reduced, modified, paused or terminated as a matter of regulatory, executive or legislative policy. The impact of the Inflation Reduction Act of 2022 and other governmental initiatives to support energy transition, including regulatory requirements and restrictions that may impact our ability, as well as the ability of our competitors, to take advantage of such initiatives, cannot be known with any certainty at this time, and we may not reap any or all of the expected benefits of the Inflation Reduction Act of 2022 or other governmental initiatives to support energy transition.

The following Exhibits are filed as part of this Report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated January 24, 2025.

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

LI-CYCLE HOLDINGS CORP.

By:	/s/ Ajay Kochhar
Name:	Ajay Kochhar
Title:	President & CEO and Director

Date: January 24, 2025